UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BROADSTONE NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Broadstone Net Lease, Inc. P.O. BOX 8016, CARY, NC 27512-9903 Broadstone Net Lease, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on May 4, 2023 For Stockholders of record as of March 01, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/BNL To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/BNL Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before April 24, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/BNL TELEPHONE (866) 648-8133 E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Broadstone Net Lease, Inc. Meeting Type: Annual Meeting of Stockholders Date: Thursday, May 4, 2023 Time: 3:00 PM, Eastern Time Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/BNL for more details. Registration Deadline: May 1, 2023 at 5:00 PM, Eastern Time SEE REVERSE FOR FULL AGENDA

Broadstone Net Lease, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL
1.	Election of Directors
1.01 Laurie A. Hawkes
1.02 John D. Moragne
1.03 Denise Brooks-Williams
1.04 Michael A. Coke
1.05 Jessica Duran
1.06 Laura Felice
1.07 David M. Jacobstein
1.08 Shekar Narasimhan
1.09 James H. Watters

2.	To amend and restate the Company's Articles of Incorporation as further described in the Company's 2023 proxy statement;
3.	To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers as described in the Company's 2023 proxy statement;
4.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023; and
5.	To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.